PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

FOR THE SPECIAL MEETING IN LIEU OF 2020 ANNUAL MEETING OF STOCKHOLDERS OF

HENNESSY CAPITAL ACQUISITION CORP. IV

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY CARD

The undersigned hereby appoints Daniel J. Hennessy and Nicholas A. Petruska (together, the "Proxies"), and each of them independently, with full power of substitution as proxies to vote the shares that the undersigned is entitled to vote (the "Shares") at the special meeting in lieu of the 2020 annual meeting of stockholders of Hennessy Capital Acquisition Corp. IV (the "Company") to be held on [_______], [______] [__], 2020 at [__]:00 [a].m., Eastern time via live webcast at https://www.cstproxy.com/hennessycapiv/sm2020, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies' discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE MAIL IN THE ENVELOPE PROVIDED.

SEE REVERSE SIDE

HENNESSY CAPITAL ACQUISITION CORP. IV — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10.

Please mark vote as indicated in this example X

(1) The Business Combination Proposal — To approve and adopt the Merger Agreement, dated as of August 17, 2020 (as may be amended from time to time, the "Merger Agreement"), by and among the Company, HCAC IV First Merger Sub, Ltd., an exempted company incorporated with limited liability in the Cayman Islands and a direct, wholly owned subsidiary of the Company ("First Merger Sub"), HCAC IV Second Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company ("Second Merger Sub"), and Canoo Holdings Ltd., an exempted company incorporated with limited liability in the Cayman Islands ("Canoo"), and the transactions contemplated thereby, pursuant to which (a) First Merger Sub will be merged with and into Canoo (the "First Merger"), with Canoo surviving the First Merger as a wholly owned subsidiary of the Company (Canoo, in its capacity as the surviving corporation of the First Merger, the "Surviving Corporation"); and (b) as soon as practicable, but in any event within 10 days following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will be merged with and into Second Merger Sub (the "Second Merger" and, together with the First Merger, the "Mergers"), with Second Merger Sub being the surviving entity of the Second Merger, which will ultimately result in Canoo becoming a wholly-owned direct subsidiary of the Company. We refer to the Mergers and the other transactions described in the Merger Agreement collectively as the "Business Combination".

FOR ☐ AGAINST ☐ ABSTAIN ☐

The Charter Proposals (Proposal Nos. 2, 3, 4 and 5):

(2) Proposal 2 — To approve the amendment of the Company's Amended and Restated Certificate of Incorporation (the "Existing Charter"), which is reflected in the proposed Second Amended and Restated Certificate of Incorporation of the Company (the "Proposed Charter") to increase the authorized shares of the Company's common stock to 500,000,000 shares and authorized shares of preferred stock to 10,000,000. Each of the Charter Proposals is conditioned on the approval of the Business Combination Proposal.

FOR ☐ AGAINST ☐ ABSTAIN ☐

(3) Proposal 3 — To approve the amendment of the Company's Existing Charter to require an affirmative vote of 66 2/3% of the outstanding shares of Company common stock to alter, amend, or repeal the proposed bylaws of the Company. Each of the Charter Proposals is conditioned on the approval of the Business Combination Proposal.

FOR ☐ AGAINST ☐ ABSTAIN ☐

(4) Proposal 4 — To approve the amendment of the Company's Existing Charter to require an affirmative vote of 66 2/3% of the outstanding shares of Company common stock to alter, amend, or repeal Articles V, VI, VII and VIII of the Proposed Charter. Each of the Charter Proposals is conditioned on the approval of the Business Combination Proposal.

FOR ☐ AGAINST ☐ ABSTAIN ☐

(5) Proposal 5 — To approve and adopt the Proposed Charter that includes the approval of Proposal 2, Proposal 3 and Proposal 4 and provides for certain additional changes, including changing the Company's name from "Hennessy Capital Acquisition Corp. IV" to "Canoo Inc.," which our board of directors believes are necessary to adequately address the needs of the Company immediately following the consummation of the Business Combination and approval of the Proposed Charter. Each of the Charter Proposals is conditioned on the approval of the Business Combination Proposal.

FOR ☐ AGAINST ☐ ABSTAIN ☐

(6) Director Election Proposal — To elect, effective upon the closing of the Business Combination, two directors to serve as Class I directors on the Company's board of directors, two directors to serve as Class II directors on the Company's board of directors and three directors to serve as Class III directors on the Company's board of directors.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Nominees:

Foster Chiang (Class [_]) 01

Greg Ethridge (Class [_]) 02

Tony Aquila (Class [_]) 03

Josette Sheeran (Class [_]) 04

Rainer Schmueckle (Class [_]) 05

Thomas Dattilo (Class [_]) 06

[__________] (Class [_]) 07

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominees on the line below.

☐ **For All Except**

____

The Director Election Proposal is conditioned on the approval of the Business Combination Proposal.

(7) Incentive Plan Proposal — To approve and adopt the Canoo Inc. 2020 Equity Incentive Plan. The Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal and Proposal 2.

FOR ☐ AGAINST ☐ ABSTAIN ☐

(8) Purchase Plan Proposal — To approve and adopt the Canoo Inc. 2020 Employee Stock Purchase Plan. The Purchase Plan Proposal is conditioned on the approval of the Business Combination Proposal and Proposal 2.

FOR ☐ AGAINST ☐ ABSTAIN ☐

(9) Nasdaq Proposal — To approve, for purposes of complying with the applicable listing rules of the Nasdaq Stock Market, the issuance of up to 190,000,000 shares of the Company's Class A common stock to the Canoo shareholders pursuant to the Merger Agreement and 32,325,000 shares of the Company's Class A common stock to certain investors in the private placement of securities pursuant to the terms of certain subscription agreements entered into in connection with the Business Combination. The Nasdaq Proposal is conditioned on the approval of the Business Combination Proposal and Proposal 2.

FOR ☐ AGAINST ☐ ABSTAIN ☐

(10) Adjournment Proposal — To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal, the Purchase Plan Proposal or the Nasdaq Proposal.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Date:______________________________, 2020

____
(Signature)

____
(Signature if held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

A vote to abstain will have the same effect as a vote AGAINST the Charter Proposals (Proposal Nos. 2, 3, 4 and 5). **The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposal Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10.** If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.